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                            CERTIFICATE OF INCORPORATION
                                         OF
                             IMEDIA INTERNATIONAL, INC.
                              (A Delaware Corporation)

           I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the "DGCL"), do execute this Certificate of Incorporation and do hereby certify as follows:



  FIRST.  The  name  of  the  corporation  is  iMedia  International,   Inc.  (the
  "Corporation").

  SECOND. The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

  THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

  FOURTH. The maximum number of shares of capital stock which this Corporation shall have authority to issue is FIVE-HUNDRED TWENTY MILLION (520,000,000), Consisting of FIVE HUNDRED MILLION (500,000,000) shares of Common Stock, $.001 par value, and TWENTY MILLION (20,000,000) shares of Preferred Stock at $.001 par value. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

           Section 1. Preferred Stock.

           The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The Board of Directors hereby is authorized to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

           The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    (1)  the  number  of  shares   constituting   a  series,   the
           distinctive -designation of a series and the stated value of a series, if different from the par value;

                    (2) whether the shares or a series are entitled to any fixed or determinable dividends, the dividend rate (if any) on such shares, whether the dividends are cumulative and the relative rights or priority of dividends on shares of that series;

                    (3) whether a series has voting rights in addition to the voting rights provided by law and the terms and conditions of such voting rights;

                    (4) whether a series will have or receive conversion or exchange privileges and the teens and conditions of such conversion or exchange privileges;



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

                    (5) whether the shares of a series are redeemable and the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to he redeemed, the date or dates on or after which the shares in the series will be redeemable and the amount payable in case of redemption;

                    (6) whether a series will have a sinking fund for the redemption or purchase of the shares in the series and the terms and the amount of such sinking fund;

                    (7) the right of a series to the benefit of conditions and restrictions on the creation of indebtedness of the Corporation or any subsidiary, on the issuance of any additional capital stock (including additional shares of such series or any other series), on the payment of dividends or the making of other distributions on any outstanding stock of the Corporation and the purchase, redemption or other acquisition by the Corporation, or any subsidiary, of any outstanding stock of the Corporation;

                    (8) the rights of a series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority of payment of a series; and

                    (9) any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series.

           Dividends on outstanding shares of Preferred Stock shall be paid or set apart for payment before any dividends shall be paid or declared or set apart for payment on the Common Stock with respect to the same dividend period.

           If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any, payable with respect thereto).

           Section 2. Common Stock - General Provisions.

           The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

           Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Company.

           Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefor.

           In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

           Section 3. Common Stock - Other Provisions.

           (a) Voting Rights. The shares of Common Stock shall have the following voting rights:


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           Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.

           Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

           (b) Dividends and Distributions. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that in no event may, the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend rate payable on outstanding shares of the other class of Common Stock. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock. In no event will shares of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined.

           (c) Options, Rights or Warrants. The Corporation may make offerings of options, rights or warrants to subscribe for shares of capital stock to all holders of Common Stock if an identical offering is made simultaneously to all the holders of stock. All such offerings of options, rights or warrants shall offer the respective holders of Common Stock the right to subscribe at the same rate per share.

  FIFTH. The name and mailing address of the incorporator is Kelly Konzelman, 1721 Twenty First Street, Santa Monica, California 90404.

  SIXTH. The Board of Directors is authorized to adopt, amend or repeal bylaws of the Corporation ("Bylaws"), provided that the power of the Board of Directors to adopt, amend or repeal Bylaws may be limited by an amendment to the Bylaws adopted by the holders of common stock that provides that a particular Bylaw or Bylaws may only be adopted, amended or repealed by the holders of common stock. The Corporation may, in its Bylaws or otherwise, impose restrictions on the transfer of its shares.

  SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws.

  EIGHTH.

  (a) The number of directors of the Corporation shall be not less than three, the exact number of which and the method by which the directors shall be elected shall be as set forth in the Bylaws.

  (b) Any vacancies on the Board of Directors shall be filled by the holders of common stock or by directors elected by the holders of common stock in the manner provided for in the Bylaws.

  (c) Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the voting power of the outstanding shares of the common stock.

  NINTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. If the DGCL is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, modification or repeal of this Article Ninth shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation that exists at the time of such amendment, modification or repeal.

  TENTH. The Corporation shall indemnify and hold harmless, including the advancement of expenses, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, and in accordance with the Bylaws,


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  any  person  who  was or is  made or is  threatened  to be  made a  party  or is otherwise involved in any action, suit or proceeding,  whether civil,  criminal, administrative  or  investigative,  by reason  of the fact that he or she,  or a person for whom he or she is the legal  representative,  is or was a director or officer of the Corporation  or, while a director or officer of the  Corporation, is or was serving at the  request of the  Corporation  as a  director,  officer, employee or agent of another  corporation  or of a  partnership,  joint venture, trust,  enterprise  or  nonprofit  entity,  including  service  with  respect to employee  benefit plans  maintained or sponsored by the  Corporation (a "Covered
  Person")  (including  the heirs,  executors,  administrators  and estate of such
  Covered Person), against all liability and loss suffered and expenses (including attorneys'  fees)  reasonably  incurred by such Covered Person.  The Corporation may, to the extent  authorized  from time to time by the Board,  grant rights to indemnification  and to the  advancement of expenses to any employee or agent of the  Corporation  to the fullest  extent of the provisions of this Article Tenth with respect to the indemnification and advancement of expenses of directors and officers of the  Corporation.  Without  limiting the generality or the effect of the foregoing,  the  Corporation  may enter into one or more agreements with any person that provide for indemnification  greater or different than that provided in this  Article  Tenth.  No  amendment  or repeal of this  Article  Tenth shall adversely affect any right or protection  existing  hereunder or pursuant hereto immediately prior to such amendment or repeal.

  ELEVENTH. The Corporation expressly elects not to be governed by Section 203 of the DGCL.

           IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this 28th day of October 2003.



                                                        /s/ Kelly Konzelman
                                                        Kelly Konzelman
                                                        Incorporator

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